Exhibit 99.1

indie Enters into Definitive Agreement to Sell its Interest in Wuxi indie Microelectronics

Aliso Viejo, CA – October 28, 2025 – indie (Nasdaq: INDI), an automotive solutions innovator, today announced it has entered into an Asset Purchase Agreement with United Faith Auto-Engineering Co., Ltd., a publicly-listed company in the People’s Republic of China (“United Faith”) on October 27, 2025, to sell its entire 34.38% outstanding equity interest in Wuxi indie Microelectronics Technology Co., Ltd., a Chinese entity (“Wuxi”) to United Faith.

The transaction is subject to customary closing conditions for a transaction of this type, including shareholder approval from United Faith and receipt of all required regulatory approvals. United Faith will purchase indie’s outstanding equity interest in Wuxi for RMB 960,834,355, or approximately $135 million, payable in cash.

“As indie continues to redefine its vision, with a strong focus on transitioning to higher-value ADAS and automated driver and safety solutions, the sale of Wuxi represents another positive step in our strategic progression,” said Mark Tyndall, executive vice president of corporate development and investor relations. “While we exit our equity position in Wuxi, China remains an important market for indie, supported by its strong, independent, and well-established sales channel, including local regional support,” added Tyndall.

Between signing and closing, the Wuxi operation will be reported as discontinued operations within indie’s consolidated financial statements once it is determined that the transaction meets the requisite criteria under applicable accounting guidance. Upon closing, indie will exclude and deconsolidate the financial results of Wuxi from its future consolidated financial statements. The transaction is expected to close in late 2026. For more information on the transaction, including Wuxi’s contribution to indie’s most recently reported financial results, please refer to the Form 8-K filed with the United States Securities and Exchange Commission on October 28, 2025.

Deutsche Bank acted as financial advisor and Haiwen & Partners acted as legal counsel to indie.

About indie

Headquartered in Aliso Viejo, CA, indie is empowering the automotive revolution with next generation semiconductors, photonics and software platforms. We focus on developing innovative, high-performance and energy-efficient mixed-signal SoCs and system solutions for ADAS systems in addition to adjacent industrial applications. Our sensors span all major modalities including Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions are accelerating the proliferation of automated vehicle safety features. As a global innovator, we are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide.

Please visit us at www.indie.inc to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding the closing conditions for the Wuxi transaction, including the approval of United Faith shareholders and receipt of required regulatory approvals, the significance of the Wuxi transaction to indie’s strategic progression, the importance of the China market to indie’s business, the timing and completion of the Wuxi transaction, and the expected timing of reporting Wuxi as discontinued operations and the deconsolidation of the financial results of Wuxi from indie’s future consolidated financial statements. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the United States Securities and Exchange Commission (SEC) on March 3, 2025 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; current and potential trade restrictions and trade tensions, including trade and tariff actions taken or proposed by the US government affecting the countries where we operate and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

IR@indie.inc

Source: indie